Exhibit 10.24

FIRST AMENDMENT

TO

RESTRICTED STOCK UNIT AWARD AGREEMENT

WHEREAS,                      (the “Participant”) and Catellus Development Corporation (“Catellus”) have entered into that certain Restricted Stock Unit Award Agreement dated as of March 3, 2005 (the “Agreement”);

WHEREAS, the American Jobs Creation Act of 2004 added a new Section 409A to the Internal Revenue Code establishing new rules regarding the deferral of taxation of non-qualified deferred compensation plans, effective for amounts deferred after December 31, 2004 (the “New Law”);

WHEREAS, guidance issued by the Internal Revenue Service allows deferred compensation arrangements to be amended by December 31, 2005 to give participants the opportunity to revoke certain outstanding elections to defer compensation;

WHEREAS, the Restricted Stock Units (“RSUs”) subject to the Restricted Stock Unit Award (the “Award”) evidenced by the Agreement are subject to the New Law as to that portion of the RSUs that were not vested as of December 31, 2004; and

WHEREAS, the Participant has elected to revoke his or her deferral election as to the RSUs subject to his or her Award that were not vested as of December 31, 2004.

NOW THEREFORE, the parties agree that effective as of January 1, 2005 the Agreement is amended as follows:

1.	The “Payment Date” as originally elected and shown on the first page of the Agreement is revoked as to all RSUs that were not vested as of December 31, 2004.

2.	Section 1 is amended by changing the definition of “Payment Date” to read as follows:

“Payment Date” means, in the case of RSUs granted under this RSU Agreement that were vested as of December 31, 2004, the date set forth above that the Participant has elected for the payment of RSUs hereunder, which Payment Date is one of the following: the third anniversary of the Award Date, the fifth anniversary of the Award Date or the date of the Participant’s termination of employment with Catellus. In the case of the remaining RSUs granted hereunder, “Payment Date” means the date that such RSUs become vested pursuant to the Vesting Schedule set forth in this Agreement.

3.	Section 7 of the Agreement is amended by changing the first sentence thereof to read as follows:

“The Participant will receive a distribution of that number of shares of Catellus Stock equal to the number of vested RSUs then credited to his or her Account on or as soon as administratively practicable after each Payment Date, but in no event later than ninety (90) days after each Payment Date.”

IN WITNESS WHEREOF, the parties have executed this First Amendment to Restricted Stock Unit Award Agreement as of the date set forth above.

CATELLUS DEVELOPMENT CORPORATION (a Delaware corporation)		PARTICIPANT

By:
	(Signature)	(Signature)

Title:

(Print Name)

(Address)

(City, State, Zip Code)

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